EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of Jena Acquisition Corporation II dated as of July 25, 2025 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: July 25, 2025

LINDEN CAPITAL L.P.

By: Linden GP LLC, its general partner

By: /S/ Saul Ahn

Saul Ahn,

Authorized Signatory

LINDEN GP LLC

By: /S/ Saul Ahn

Saul Ahn,

Authorized Signatory

LINDEN ADVISORS LP

By: /S/ Saul Ahn

Saul Ahn,

General Counsel

SIU MIN WONG

By: /S/ Saul Ahn

Saul Ahn, Attorney-in-Fact for Siu Min Wong**

___________

**Duly authorized under Siu Min Wong's Power of Attorney, dated June 10, 2019, incorporated herein by reference to Exhibit B of the statement on Schedule 13G filed by Linden Capital L.P. on June 19, 2019 in respect of its holdings in Haymaker Acquisition Corp II.